Exhibit 4(b)
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                               IES UTILITIES INC.



                                   ARTICLE I

     The name of the corporation is IES UTILITIES INC.


                                   ARTICLE II

     The principal place of business of this Corporation shall be at Cedar Rapids in the County of Linn and the State of Iowa.


                                  ARTICLE III

     The general nature of the business of the Corporation and the objects or purposes to be transacted, provided for and carried on, for itself or for other corporations, associations or individuals are to own, sell, lease, construct, purchase, erect or otherwise acquire buildings wherein business of the Corporation may be carried on; to own, sell dispose of, lease, construct, purchase, or otherwise acquire, equip, maintain and operate electric light plants, electric transmission lines, electric power plants, gas plants, heating plants, and other public utilities not herein referred to; to manufacture, buy, sell, accumulate, store, transmit, furnish and distribute electrical energy for light, heat, power and other purposes; to produce or in any manner acquire, sell, dispose of and distribute gas, its by-products and residual products; to sell and furnish the products of such public utilities as the Corporation may at any time own, lease or operate; to deal in all apparatus and things required for, or capable of being used in connection with, the generation, distribution, supply, accumulation, use and employment of electrical energy, gas and heat; to produce, create, develop and in any manner acquire water powers; to improve and utilize such water powers; to sell in any manner, dispose of and distribute such water powers in the generation of electrical energy; to acquire, hold, use, dispose of and sell rights and franchises of every kind, nature and class; to purchase, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of capital stock, bonds, debentures, evidences of indebtedness, and other securities of any corporation or association, provided, however, except in the case of securities of a corporation owning or operating railway properties, the principal business of the issuers of such capital stock, bonds, debentures, evidences of indebtedness or other securities so acquired by the Corporation shall be one of the businesses in which this Corporation is engaged at the time, and while this Corporation is the holder of any such shares of stock to exercise all the rights, powers, and privileges of ownership, including the right to vote thereon in the same manner as a natural person might or could; to aid, facilitate and assist in the construction, building, extension, improvement, equipment, maintenance and operation of any electric generating plant, gas plant, heating plant and other public utility; to aid any corporation, association or individual of which any stock, bonds, evidences of indebtedness or any other securities are held by the Corporation, provided the principal business of the issuer is a business in which this Corporation is engaged at that time; to do any acts or things designed to protect, preserve, improve or enhance the value of stock, bonds or other evidences of indebtedness or other securities owned by this Corporation; to borrow money and issue its obligations therefor, and to secure the payment of its obligations by mortgage or pledge of all or any part of its property now owned or hereafter acquired, and the rents, income and profits thereof; to draw, make, execute, accept, endorse, discount, transfer, and assign promissory notes, bills of exchange, warrants, and other obligations; to acquire and hold and to sell and transfer shares of its own capital stock, but no share of stock of the Corporation while held, owned or controlled by it, directly or indirectly, shall be voted at any meeting of the stockholders of the Corporation.

     This Corporation may conduct its business in the State of Iowa and in other states, districts and territories of the United States, and may hold, own, improve, sell, convey and otherwise dispose of real and personal property of every class and description in any of the states, districts and territories of the United States, subject to the respective laws of such states, district and territories, and the Corporation shall have the right to do and perform all acts necessary or pertaining to such lines of business as it may lawfully engage in and for the successful conduct thereof, and may exercise all of the powers, rights and privileges conferred by the laws of Iowa upon corporations organized for pecuniary profit, and all such rights, powers and privileges as may hereafter be conferred by the laws of Iowa upon corporations organized for the purpose of pecuniary profit. It is the intention that no object or purpose specified in this article, except when otherwise expressed, shall be in any wise limited or restricted by reference to or inference from any other clause in these articles, but the several objects and purposes specified in this article shall be regarded as independent objects and purposes.


                                   ARTICLE IV

                                 CAPITAL STOCK

     Section 1. The authorized capital stock of the Corporation shall consist of 25,166,406 shares, of which 146,406 shall be 4.80% Cumulative Preferred Stock of the par value of $50 each, 120,000 shares shall be 4.30% Cumulative Preferred Stock of the par value of $50 each, 200,000 shares shall be Cumulative Preferred Stock of the par value of $50 each issuable in series as hereinafter provided, 700,000 shares shall be Cumulative Preference Stock of the par value of $100 each issuable in series as hereinafter provided and 24,000,000 shares shall be Common Stock of the par value of $2.50 each.

     Section 2. The designations, rights, preferences and conditions of the 4.80% Cumulative Preferred Stock and Common Stock of the Corporation shall be as follows:

     1. The 4.80% Cumulative Preferred Stock shall be entitled, in preference to the Common Stock but pari passu with any additional class of cumulative preferred stock which may be authorized pursuant to the provisions of Paragraph 10 of Section 2 of Article IV hereof, to dividends from surplus (whether earned or paid-in) or profits at the rate of four and eight-tenths per cent (4.80%) of the par value thereof per annum, payable quarterly on April 1, July 1, October 1 and January 1 of each year, when and as declared by the Board of Directors. Such dividends with respect to each share shall be cumulative from the first day of the dividend period in which such share shall originally have been issued. No share of the 4.80% Cumulative Preferred Stock shall be entitled to any dividends in excess of the aforesaid dividends at the rate of four and eight-tenths per cent (4.80%) of the par value thereof per annum.

     2. In the event of involuntary dissolution or liquidation of the Corporation, the holders of the 4.80% Cumulative Preferred Stocks shall be entitled, in preference to the Common Stock, but pari passu with any additional class of cumulative preferred stock which may be authorized pursuant to the provisions of Paragraph 10 of Section 2 of Article IV hereof, to receive Fifty Dollars ($50) per share, the par value of their shares, plus an amount equal to the accrued and unpaid dividends on such shares to the date of dissolution or liquidation. In the event of any voluntary dissolution or liquidation, the holders of the 4.80% Cumulative Preferred Stock shall be entitled, in preference to the Common Stock, but pari passu with any additional class of cumulative preferred stock, which may be authorized pursuant to the provisions of Paragraph 10 of Section 2 of Article IV hereof, to receive Fifty Dollars ($50) per share, plus an amount equal to the accrued and unpaid dividends on such shares to the date of dissolution or liquidation and plus a premium of $2.00 per share if such dissolution or liquidation should occur on or prior to June 30, 1953; a premium of $1.50 per share if such dissolution or liquidation should occur subsequent to June 30, 1953, but on or prior to June 30, 1956; a premium of $1.00 per share if such dissolution or liquidation should occur subsequent to June 30, 1956, but on or prior to June 30, 1960; and a premium of 25 cents per share if such dissolution or liquidation should occur at any time subsequent to June 30, 1960.

     3. The 4.80% Cumulative Preferred Stock may be redeemed in whole or in part at any time at the applicable redemption price for each share of 4.80% Cumulative Preferred Stock redeemed. The redemption price from time to time shall be: $52.00 per share if redeemed on or before June 30,1953; $51.50 per share if redeemed thereafter and on or before June 30, 1956; $51.00 per share if redeemed thereafter and on or before June 30, 1960; and $50.25 per share if redeemed thereafter; together, in each case, with an amount equal to the accrued and unpaid dividends to and including the date of redemption. If less than all of the shares of the 4.80% Cumulative Preferred Stock are to be redeemed, they shall be selected in such manner as the Board of Directors shall determine. Nothing herein contained shall limit any right of the Corporation to purchase or otherwise acquire any shares of the 4.80% Cumulative Preferred Stock. Notice of the intention of the Corporation to redeem shares of 4.80% Cumulative Preferred Stock or any thereof shall be mailed at least thirty (30) days before the date of redemption to each holder of record of the shares to be redeemed, at his last known post office address as shown by the records of the Corporation. If the Corporation shall deposit on or prior to any date fixed for redemption of 4.80% Cumulative Preferred Stock, with any bank or trust company having a capital, surplus and undivided profits aggregating at least $5,000,000, as a trust fund, a fund sufficient to redeem the shares called for redemption, with irrevocable instructions and authority to such bank or trust company to cause said notice to be mailed if not already mailed and to pay on or after the date of such deposit, to the respective holders of such shares, the redemption price thereof upon the surrender of their share certificates, then from and after the date of such deposit (although prior to the date fixed for redemption) such shares so called shall be deemed to be redeemed and dividends thereon shall cease to accrue after said date fixed for redemption, and such deposit shall be deemed to constitute full payment of said shares to the holders thereof and thereafter said shares shall no longer be deemed to be outstanding, and the holders thereof shall cease to be shareholders with respect to such shares, and shall have no rights with respect thereto except only the right to receive from said bank or trust company payment of the redemption price of such shares without interest, upon surrender of their certificates therefor. Any moneys deposited by the Corporation pursuant to this Paragraph 3 and unclaimed at the end of six years from the date fixed for redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors, after which repayment such holders shall look only to the Corporation for such payment of the redemption price. If at any time dividends on any of the outstanding shares of 4.80% Cumulative Preferred Stock, or on any shares of stock of any class ranking on a parity with the 4.80% Cumulative Preferred Stock, shall be in default, thereafter and until all arrears in payment of quarterly dividends on the 4.80% Cumulative Preferred Stock and dividends on any such shares of stock ranking on a parity with the 4.80% Cumulative Preferred stock have been paid the Corporation shall not redeem less than all of the 4.80% Cumulative Preferred Stock at the time outstanding and shall not purchase or otherwise acquire for value any 4.80% Cumulative Preferred Stock except in accordance with an offer made to all holders of 4.80% Cumulative Preferred Stock. Any shares of 4.80% Cumulative Preferred Stock which are redeemed or retired shall be cancelled and shall not be reissued.

     4. So long as any shares of the 4.80% Cumulative Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares thereof, voting as a class: (a) authorize any stock ranking prior in any respect to the 4.80% Cumulative Preferred Stock; or (b) make any change in the terms or provisions of the 4.80% Cumulative Preferred Stock that would adversely affect the rights and preferences of the holders thereof; or (c) issue any shares of cumulative preferred stock theretofore authorized pursuant to Paragraph 10 of Section 2 of Article IV hereof but unissued or shares or any other class of stock pari passu with the 4.80% Cumulative Preferred Stock, other than in exchange for, or for the purpose of effecting the redemption or other retirement of, not less than an equal aggregate par value of shares of 4.80% Cumulative Preferred Stock, or of any stock pari passu therewith, at the time outstanding, unless the net earnings of the Corporation available for dividends determined in accordance with sound accounting practices, for a period of any twelve consecutive months within the fifteen calendar months immediately preceding the first day of the month in which such additional stock is issued are at least one and one-half times the sum of (i) the interest requirements for one year on the funded debt and notes payable of the Corporation maturing twelve months or more after the respective dates of issue thereof, and to be outstanding at, the date of issue of such additional shares and (ii) the dividend requirements for one year on all shares of the 4.80% Cumulative Preferred Stock and of cumulative preferred stock that may be authorized pursuant to Paragraph 10 of Section 2 of Article IV hereof and of all other classes of stock ranking pari passu with or prior to the 4.80% Cumulative Preferred Stock in respect of dividends or assets, to be outstanding immediately after such proposed issue of additional shares.

     5. So long as any of the shares of 4.80% Cumulative Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of 4.80% Cumulative Preferred Stock, voting as one class, merge or consolidate with any other corporation or corporations or sell substantially all of the property of the Corporation, provided the provisions of this Paragraph 5 shall not apply to any mortgage of all or substantially all of the property of the Corporation.

     6. Except as otherwise required by law, and subject to the provisions of Paragraphs 4 and 5 of Section 2 of Article IV hereof, no holder of 4.80% Cumulative Preferred Stock shall have any right to vote for the election of directors or for any other purpose; provided, however, that if at the time of any annual meeting of stockholders, dividends payable on the 4.80% Cumulative Preferred Stock shall be accrued and unpaid in an amount equal to four quarterly dividends, the holders of the 4.80% Cumulative Preferred Stock and of other shares of preferred stock ranking pari passu therewith, voting as a class, shall be entitled to elect a majority of the total number of directors, and the holders of Common Stock, voting separately as a class, shall be entitled to elect the remaining directors. Whenever the right shall vest in the holders of the 4.80% Cumulative Preferred Stock and of other shares of preferred stock ranking pari passu therewith to elect such directors, the Board of Directors shall, at least fifteen days prior to such annual meeting at which such dividends remain accrued and unpaid, cause to be mailed to each stockholder, at his last known post office address as shown on the stock records of the Corporation, a notice to this effect. At all meetings of stockholders where the holders of the 4.80% Cumulative Preferred Stock and of other preferred stock ranking pari passu therewith shall have such right to elect such directors, the presence in person or by proxy of the holders of a majority of the aggregate number of outstanding shares of 4.80% Cumulative Preferred Stock shall be required to constitute a quorum for the election of such directors; further provided, however, that the absence of a quorum of the holders of 4.80% Cumulative Preferred Stock shall not prevent the election at any such meeting or adjournments thereof of directors in the usual manner by the holders of Common Stock if the necessary quorum of the holders of Common Stock is present in person or by proxy at such meeting. When all dividends accrued and unpaid on the 4.80% Cumulative Preferred Stock shall have been paid or declared and set apart for payment, holders of 4.80% Cumulative Preferred stock and of other preferred stock ranking pari passu therewith shall at the next annual meeting be divested of their rights in respect of such election of a majority of the directors, and the voting power of the holders of the 4.80% Cumulative Preferred Stock and of other preferred stock ranking pari passu therewith and the holders of the Common Stock shall revert to the status existing before the first dividend payment date on which dividends on the 4.80% Cumulative Preferred Stock were not paid in full; but always subject to the same provisions for vesting such special rights in the holders of the 4.80% Cumulative Preferred Stock and of other preferred stock ranking pari passu therewith in the event dividends on the 4.80% Cumulative Preferred Stock shall again become accrued and unpaid in an amount equal to four quarterly dividends. Vacancies among directors elected by holders of 4.80% Cumulative Preferred Stock and of other preferred stock ranking pari passu therewith during any period for which directors shall have been so elected shall be filled until the next annual or special meeting for the election of directors, by the vote of a majority of the remaining directors elected by the 4.80% holders of Cumulative Preferred Stock and of other preferred stock ranking pari passu therewith. Vacancies among directors elected by the Common Stock shall be filled by the vote of a majority of the remaining directors elected by the holders of Common Stock until the next annual meeting for the election of directors or special meeting in lieu thereof.

     7. At any meeting of the stockholders each holder of shares of capital stock entitled to vote upon the subject or subjects to be acted upon, shall be entitled to one vote for each share of preferred stock and/or common stock registered in his name on the stock books of the Corporation ten (10) days prior to the date of the meeting.

     8. So long as any shares of 4.80% Cumulative Preferred Stock shall be outstanding, no dividend or other distribution (except in common stock of the Corporation) shall be declared or paid on the Common Stock of the Corporation, and the Corporation shall not directly or indirectly acquire or redeem shares of the Common Stock, unless all dividends on the 4.80% Cumulative Preferred Stock for all past quarterly dividend periods shall have been paid or declared and set apart. The foregoing provisions of this paragraph shall not, however, apply to the acquisition of any shares of Common Stock in exchange for, or through application of the proceeds of the sale of, any shares of Common Stock. After the payment of the limited dividends and/or shares in distribution of assets or amounts payable upon dissolution or liquidation to which the holders of 4.80% Cumulative Preferred Stock are expressly entitled in preference to the Common Stock in accordance with the provisions hereinabove set forth, the Common Stock alone (subject to the rights of any class of stock hereafter authorized) shall receive all other dividends, from surplus (whether earned or paid-in) or profits, and shares in distribution.

     9. No holder of 4.80% Cumulative Preferred Stock of Common Stock shall be entitled, as such, as a matter of right, to subscribed for or purchase any part of any new or additional issue of stock or securities of the Corporation convertible into stock, of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

     10. Additional classes of cumulative preferred stock of the par value of Fifty Dollars ($50) per share ranking pari passu or junior to the 4.80% Cumulative Preferred Stock may be authorized upon the vote of a majority of all the directors of the Corporation and approved as an amendment to the Articles of Incorporation by a majority of the holders of Common Stock represented at a meeting called for such purpose pursuant to notice at which not less than twenty-five percent (25%) of the outstanding Common Stock shall be represented. No such class of cumulative preferred stock shall rank prior to the 4.80% Cumulative Preferred Stock but otherwise may contain such dividend rates, redemption and voluntary liquidation prices, sinking fund provisions and provisions for conversion into common stock as may be provided pursuant to action taken in accordance with this Paragraph 10. The issuance of any stock so authorized shall be subject to the provisions of clause (c) of Paragraph 4 of Section 2 of Article IV hereof.

     The designations, rights, preferences and conditions of the 4.30% Cumulative Preferred Stock of the Corporation shall be as follows:

          A. The 4.30% Cumulative Preferred Stock shall be entitled, in preference to the Common stock but pari passu with all other classes of cumulative preferred stock heretofore authorized or which may hereafter be authorized pursuant to the provisions of Paragraph 10 of Section 2 of
     Article IV hereof, to dividends from surplus (whether earned or paid-in) or profits at the rate of four and three-tenths per cent (4.30%) of the par value thereof per annum, payable quarterly on April 1, July 1, October 1 and January 1 of each year, when and as declared by the Board of Directors. Such dividends with respect to each share shall be cumulative from the first day of the dividend period in which such share shall originally have been issued. No share of the 4.30% Cumulative Preferred Stock shall be entitled to any dividends in excess of the aforesaid dividends at the rate of four and three-tenths per cent (4.30%) of the par value thereof per annum.

          B. In the event of involuntary dissolution or liquidation of the Corporation, the holders of 4.30% Cumulative Preferred Stock shall be entitled, in preference to the Common Stock, but pari passu with all other classes of cumulative preferred stock heretofore authorized or which may hereafter be authorized pursuant to the provisions of Paragraph 10 of Section 2 of Article IV hereof, to receive Fifty Dollars ($50) per share, the par value of their shares, plus an amount equal to the accrued and unpaid dividends on such shares to the date of dissolution or liquidation. In the event of any voluntary dissolution or liquidation, the holders of the 4.30% Cumulative Preferred Stock shall be entitled, in preference to the Common Stock, but pari passu with all other classes of cumulative preferred stock heretofore authorized or which may hereafter be authorized pursuant to the provisions of Paragraph 10 of Section 2 of Article IV hereof, to receive Fifty Dollars ($50) per share, plus an amount equal to the accrued and unpaid dividends on such shares to the date of dissolution or liquidation and plus a premium of $2.15 per share if such dissolution or liquidation should occur prior to April 1, 1959; a premium of $1.65 per share if such dissolution or liquidation should occur after March 31, 1959, but prior to April 1, 1964; and a premium of $1.00 per share if such dissolution or liquidation should occur at any time after March 31, 1964.

          C. The 4.30% Cumulative Preferred Stock may be redeemed in whole or in part at any time at the applicable redemption price for each share of 4.30% Cumulative Preferred Stock redeemed. The redemption price from time to time shall be: $52.15 per share if redeemed prior to April 1, 1959; $51.65 per share if redeemed after March 31, 1959 and prior to April 1, 1964; and $51.00 per share if redeemed at any time after March 31, 1964; together, in each case, with an amount equal to the accrued and unpaid dividends to and including the date of redemption. If less than all of the shares of the 4.30% Cumulative Preferred Stock are to be redeemed, they shall be selected in such manner as the Board of Directors shall determine. Nothing herein contained shall limit any right of the Corporation to purchase or otherwise acquire any shares of the 4.30% Cumulative Preferred Stock. Notice of the intention of the Corporation to redeem shares of 4.30% Cumulative Preferred Stock or any thereof shall be mailed at least thirty (30) days before the date of redemption to each holder of record of the shares to be redeemed, at his last known post office address as shown by the records of the Corporation. If the Corporation shall deposit on or prior to any date fixed for redemption of 4.30% Cumulative Preferred Stock, with any bank or trust company having a capital, surplus and undivided profits aggregating at least $5,000,000, as a trust fund, a fund sufficient to redeem the shares called for redemption, with irrevocable instructions and authority to such bank or trust company to cause said notice to be mailed if not already mailed and to pay on and after the date of such deposit, to the respective holders of such shares, the redemption price thereof upon the surrender of their share certificates, then from and after the date of such deposit (although price to the date fixed for redemption) such shares so called shall be deemed to be redeemed and dividends thereon shall case to accrue after said date fixed for redemption, and such deposit shall be deemed to constitute full payment of said shares to the holders thereof and thereafter said shares shall no longer be deemed to be outstanding, and the holders thereof shall cease to be shareholders with respect to such shares, and shall have no rights with respect thereto except only the right to receive from said bank or trust company payment of the redemption price of such shares without interest, upon surrender of their certificates therefor. Any moneys deposited by the Corporation pursuant to this paragraph C and unclaimed at the end of six years from the date fixed for redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors, after which repayment such holders shall look only to the Corporation for such payment of the redemption price. If at any time dividends on any of the outstanding shares of 4.30% Cumulative Preferred Stock, or on any shares of stock of any class ranking on a parity with the 4.30% Cumulative Preferred Stock, shall be in default, thereafter and until all arrears in payment of quarterly dividends on the 4.30% Cumulative Preferred Stock and dividends on any such shares of stock ranking on a parity with the 4.30% Cumulative Preferred Stock have been paid the Corporation shall not redeem less than all of the 4.30% Cumulative Preferred Stock at the time outstanding and shall not purchase or otherwise acquire for value any 4.30% Cumulative Preferred Stock except in accordance with an offer made to all holders of 4.30% Cumulative Preferred Stock. Any shares of 4.30% Cumulative Preferred Stock which are redeemed or retired shall be cancelled and shall not be reissued.

          D. So long as any shares of the 4.30% Cumulative Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares thereof, voting as a class: (a) authorize any stock ranking prior in any respect to the 4.30% Cumulative Preferred Stock; or (b) make any change in the terms or provisions of the 4.30% Cumulative Preferred Stock that would adversely affect the rights and preferences of the holders thereof; or (c) issue any shares of cumulative preferred stock theretofore authorized pursuant to Paragraph 10 of Section 2 of Article IV hereof but unissued or shares of any other class of stock pari passu with the 4.30% Cumulative Preferred Stock, other than in exchange for, or for the purpose of effecting the redemption or other retirement of, not less than an equal aggregate par value of shares of 4.30% Cumulative Preferred Stock, or of any stock pari passu therewith, at the time outstanding, unless the net earnings of the Corporation available for dividends determined in accordance with sound accounting practices, for a period of any twelve consecutive months within the fifteen calendar months immediately preceding the first day of the month in which such additional stock is issued are at least one and one-half times the sum of (i) the interest requirements for one year on the funded debt and notes payable of the Corporation maturing twelve months or more after the respective dates of issue thereof, and to be outstanding at, the date of issue of such additional shares and (ii) the dividend requirements for one year on all shares of the 4.30% Cumulative Preferred Stock and of cumulative preferred stock that may have been heretofore authorized or may hereafter be authorized pursuant to Paragraph 10 of Section 2 of Article IV hereof and of all other classes of stock ranking pari passu with or prior to the 4.30% Cumulative Preferred Stock in respect of dividends or assets, to be outstanding immediately after such proposed issue of additional shares.

          E. So long as any of the shares of 4.30% Cumulative Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of 4.30% Cumulative Preferred Stock, voting as one class, merge or consolidate with any other corporation or corporations or sell substantially all of the property of the Corporation, provided the provisions of this Paragraph E shall not apply to any mortgage of all or substantially all of the property of the Corporation.

          F. Except as otherwise required by law, and subject to the provisions of Paragraphs D and E of Section 2 of Article IV hereof, no holder of 4.30% Cumulative Preferred Stock shall have any right to vote for the election of directors or for any other purpose; provided, however, that if at the time of any annual meeting of stockholders, dividends payable on the 4.30% Cumulative Preferred Stock shall be accrued and unpaid in an amount equal to four quarterly dividends, the holders of the 4.30% Cumulative Preferred Stock and of other shares of preferred stock ranking pari passu therewith, voting as a class, shall be entitled to elect a majority of the total number of directors, and the holders of Common Stock, voting separately as a class shall be entitled to elect the remaining directors. So long as any of the 4.30% Cumulative Preferred Stock shall be outstanding all of the provisions of Paragraph 6 of Section 2 of Article IV hereof following the first sentence thereof shall continue in effect and apply to election held because of defaults in any payment of dividends on the 4.30% Cumulative Preferred Stock, provided, however, in the event the 4.80% Cumulative Preferred Sock shall have been retired, in the application of such provisions there shall be substituted for the "4.80% Cumulative Preferred Stock" appearing therein the "4.30% Cumulative Preferred Stock."

          G. So long as any shares of 4.30% Cumulative Preferred Stock shall be outstanding, no dividend or other distribution (except in common stock of the Corporation) shall be declared or paid on the Common Stock of the Corporation, and the Corporation shall not directly or indirectly acquire or redeem shares of the Common Stock, unless all dividends on the 4.30% Cumulative Preferred Stock for all past quarterly dividend periods shall have been paid or declared and set apart. The foregoing provisions of this paragraph shall not, however, apply to the acquisition of any shares of Common Stock in exchange for, or through application of the proceeds of the sale of, any shares of Common Stock. After the payment of the limited dividends and/or shares in distribution of assets or amounts payable upon dissolution or liquidation to which the holders of 4.30% Cumulative Preferred Stock are expressly entitled in preference to the Common Stock in accordance with the provisions hereinabove set forth, the Common Stock alone (subject to the rights of any class of stock heretofore or hereafter authorized) shall receive all other dividends from surplus (whether earned or paid-in) or profits, and shares in distribution.

          H. No holder of 4.30% Cumulative Preferred Stock shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock or securities of the Corporation convertible into stock, of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

              CUMULATIVE PREFERRED STOCK, PAR VALUE $50 PER SHARE

     The designations, rights, preferences and conditions of the Cumulative Preferred Stock of the Corporation, except as otherwise provided by law or determined in accordance with the provisions hereinafter set forth, shall be as follows:

          I. Issuance in Series. The Cumulative Preferred Stock of the par value of $50 per share shall be issued either in whole or in part as one or more series as hereinafter provided or as shall be determined from time to time by the Board of Directors.

          To the extent that variations in the relative rights and preferences as between series of the Cumulative Preferred Stock are not established, fixed and determined herein, authority is hereby expressly vested in the Board of Directors to fix and determine the relative rights and preferences of the shares of any series of such Cumulative Preferred Stock hereafter established, but all shares of Cumulative Preferred
     Stock shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

          (1)  The rate of dividend;

          (2) The price at and the terms and conditions on which the shares may be redeemed;

          (3) The amount payable upon shares in event of involuntary liquidation;

          (4) The amount payable upon shares in event of voluntary liquidation;

          (5) Sinking fund provisions for the redemption or purchase of shares; and

          (6) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion.

          All shares of Cumulative Preferred Stock shall be of equal rank with each other, regardless of series, and shall be identical with each other in all respects except as provided pursuant to this Paragraph I; and the shares of Cumulative Preferred Stock of any one series shall be identical with each other in all respects, except as to the dates from and after which dividends thereon shall be cumulative. As used herein, the term "of equal rank" means neither enjoying nor being subject to any priority with respect either to payment of dividends or to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, and has no reference to the rate or amount of such dividends or distributions or to other terms of the shares.

          The Cumulative Preferred Stock shall rank pari passu and on a parity with the 4.80% Cumulative Preferred Stock, the 4.30% Cumulative
     Preferred Sock and all other classes of preferred stock of equal rank hereafter authorized (hereinafter called "preferred stock of equal rank").

             The shares of Cumulative Preferred Stock may be issued for such consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors.

          II. Dividend Rights. The holders of the Cumulative Preferred Stock of each series shall be entitled to receive, out of any funds legally available for the purpose, when and as declared by the Board of Directors, cumulative cash dividends thereon at such rate per annum as shall be fixed by resolution of the Board of Directors in the case of each such series, and no more. Dividends on the Cumulative Preferred Stock of all series shall be payable quarterly on the first day of the months of January, April, July and October in each year. Dividends on Cumulative Preferred Stock of each series shall be cumulative with respect to each share from the first day of the dividend period in which such share shall originally have been issued. Accumulations of dividends shall not bear interest. Whenever there shall be paid on the Cumulative Preferred Stock of any series the full amount or any part of the dividends payable thereon, there shall also be paid at the same time upon the shares of each other series of Cumulative Preferred Stock and of preferred stock of equal rank then outstanding the full amount or the same proportionate part, as the case may be, of the dividends payable thereon.

          III. Preference upon Liquidation, Dissolution, or Winding Up. In the event of any partial or complete liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, before any distribution shall be made to the holders of any shares of Common Stock, the Cumulative Preferred Stock of each series shall be entitled, pari passu with all preferred stock of equal rank, to receive for each share thereof, out of any legally available assets of the
     Corporation:

             (a) if such liquidation, dissolution or winding up shall be involuntary, a sum in cash equal to $50 per share; or

             (b) if such liquidation, dissolution or winding up shall be voluntary, a sum in cash equal to the redemption price that
     would   have been payable had the Corporation, instead, at its
     option  redeemed the same on the date when the first distribution
     is made   upon the shares of Cumulative Preferred Stock in
     connection with     such voluntary liquidation, dissolution or
     winding up;

     plus, in each case, an amount equal to all unpaid cumulative dividends thereon, whether or not declared or earned, accrued to the date when payment of such preferential amounts shall be made available to the holders of the Cumulative Preferred Stock; and the Cumulative Preferred Stock shall be entitled to no further participation in such distribution.

          If, upon any such liquidation, dissolution or winding up of the affairs of the Corporation, the assets of the Corporation available for distribution as aforesaid among the holders of the Cumulative Preferred Stock of all series and of all preferred stock of equal rank shall be insufficient to permit the payment to them of the full preferential amounts aforesaid, then the entire assets of the Corporation so to be distributed shall be distributed ratably among the holders of the Cumulative Preferred Stock of all series and of all preferred stock of equal rank in proportion to the full preferential amounts to which they are respectively entitled.

          A consolidation or merger of the Corporation, or a sale or transfer of all or substantially all of its assets as an entirety shall not be regarded as a "liquidation, dissolution or winding up of the affairs of the Corporation" within the meaning of this Paragraph III.

          IV. Redemptions. (a) The Corporation may, unless otherwise prohibited by any provisions of these Articles of Incorporation, as amended, or any resolution adopted by the Board of Directors providing for the issue of any series of Cumulative Preferred Stock of which there are shares then outstanding, at its option, expressed by resolution of its Board of Directors, at any time redeem the whole or any part of the Cumulative Preferred Stock or of any series thereof at the time outstanding, by the payment in cash for each share of stock to be redeemed of the then applicable redemption price or prices as shall be fixed by resolution of the Board of Directors in the case of each such series, plus, in any such case, a sum of money equivalent to all accrued and unpaid cumulative dividends, whether or not declared or earned, thereon to the date fixed for redemption.

          Notice of any proposed redemption of shares of Cumulative Preferred Stock shall be given by the Corporation by mailing a copy of such notice at least 30 days prior to the date fixed for such redemption to the holders of record of the shares of Cumulative Preferred Stock to be redeemed, at their respective addresses appearing on the books of the Corporation. Said notice shall specify the shares called for redemption, the redemption price and the place at which and the date on which the shares called for redemption will, upon presentation and surrender of the certificates of stock evidencing such shares, be redeemed and the redemption price therefor paid.

          If less than all of the shares of any series of Cumulative Preferred Stock then outstanding are to be redeemed, the shares to be redeemed shall be selected by such method, either by lot or pro rata, as shall from time to time be determined by resolution of the Board of Directors, subject to any limitation contained in resolutions of the Board of Directors or in these Articles of Incorporation, as amended, providing for any series of Cumulative Preferred Stock.

          From and after the date fixed in any such notice as the date of redemption, unless default shall be made by the Corporation in providing moneys at the time and place specified for the payment of the redemption price pursuant to said notice, all dividends on the shares of Cumulative Preferred Stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation except the right to receive the redemption price, but without interest, shall cease and determine; provided, however, the Corporation may, in the event of any such redemption, and prior to the redemption date specified in the notice thereof, deposit in trust, for the account of the holders of the shares of Cumulative Preferred Stock to be redeemed, with any bank or trust company having a capital, surplus and undivided profits aggregating at least $5,000,000, all funds necessary for such redemption, and thereupon all shares of the Cumulative Preferred Stock with respect to which such deposit shall have been made shall forthwith upon the making of such deposit no longer be deemed to be outstanding and all rights of the holders thereof with respect to such shares of Cumulative Preferred Stock shall thereupon cease and terminate, except the right of such holders to receive from the funds so deposited the amount payable upon the redemption thereof, but without interest, or, if any right of conversion conferred upon such shares shall not, by the terms thereof, previously have expired, to exercise the right of conversion thereof on or before the redemption date specified in such notice, unless such right of conversion by the terms thereof expires at any earlier time, and then only on or before such earlier time for the expiration of such right of conversion. Any funds so set aside or deposited which, because of the exercise of any right of conversion of shares called for redemption, shall not be required for such redemption, shall be released or repaid forthwith to the Corporation. Any funds so set aside or deposited, which shall be unclaimed at the end of six years from such redemption date, shall be released or repaid to the Corporation upon its request expressed in a resolution of its Board of Directors, and any depositary thereof shall thereby be relieved of all responsibility in respect thereof, after which release or repayment the holders of shares so called for redemption shall look only to the Corporation for payment of the redemption price, but without interest. Any interest on funds so deposited which may be allowed by any bank or trust company with which such deposit was made shall belong to the Corporation.

          (b) If and so long as any quarterly dividend on any series of Cumulative Preferred Stock shall be in arrears, the Corporation shall not redeem, purchase or otherwise acquire, by way of sinking fund payments or otherwise, any Cumulative Preferred Stock or any preferred stock of equal rank unless all outstanding shares of Cumulative Preferred Stock are simultaneously redeemed.

          (c) Whenever there shall be deposited or set aside the whole or any part of the funds required to be deposited or set aside by the Corporation as a sinking fund for any series of Cumulative Preferred Stock there shall be also deposited or set aside at the same time the full amount or the same proportionate part, as the case may be, of the funds, if any, then due to be deposited or set aside as a sinking fund for each other series of Cumulative Preferred Stock then outstanding.

          (d) All shares of Cumulative Preferred Stock which shall have been redeemed, converted, purchased or otherwise acquired by the Corporation shall be retired and cancelled and shall have the status of authorized but unissued shares of Cumulative Preferred Stock.

          V. Voting Rights. The holders of the outstanding shares of Cumulative Preferred Stock shall have no right to vote for the election of directors or for any other purpose, except as provided in this Paragraph V or as otherwise required by law.

          So long as any shares of the Cumulative Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares thereof, voting as a class: (a) authorize any stock ranking prior in any respect to the Cumulative Preferred Stock; or (b) make any change in the terms or provisions of the Cumulative Preferred Stock that would adversely affect the rights and preferences of the holders thereof; or
     (c) issue any shares of cumulative preferred stock theretofore authorized pursuant to Paragraph 10 of Section 2 of Article IV hereof but unissued or shares of any other class of stock pari passu with the Cumulative Preferred Stock, other than in exchange for, or for the purpose of effecting the redemption or other retirement of, not less than an equal aggregate par value of shares of Cumulative Preferred Stock, or of any stock pari passu therewith, at the time outstanding, unless the net earnings of the Corporation available for dividends determined in accordance with sound accounting practices, for a period of any twelve consecutive months within the fifteen calendar months immediately preceding the first day of the month in which such additional stock is issued are at least one and one-half times the sum of (i) the interest requirements for one year on the funded debt and notes payable of the Corporation maturing twelve months or more after the respective dates of issue thereof, and to be outstanding at, the date of issue of such additional shares and (ii) the dividend requirements for one year on all shares of the Cumulative Preferred Stock and of cumulative preferred stock that may have been heretofore authorized or may hereafter be authorized pursuant to Paragraph 10 of
     Section 2 of Article IV hereof and of all other classes of stock ranking pari passu with or prior to the Cumulative Preferred Stock in respect of dividends or assets, to be outstanding immediately after such proposed issue of additional shares.

          So long as any of the shares of Cumulative Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Cumulative Preferred Stock, voting as one class, merge or consolidate with any other corporation or corporations or sell substantially all of the property of the Corporation, provided the provisions of this subparagraph shall not apply to any mortgage of all or substantially all of the property of the Corporation.

          If at the time of any annual meeting of stockholders, dividends payable on the Cumulative Preferred Stock shall be accrued and unpaid in an amount equal to four quarterly dividends, the holders of the Cumulative Preferred Stock and of other shares of preferred stock ranking pari passu therewith, voting as a class, shall be entitled to elect a majority of the total number of directors, and the holders of Common Stock, voting separately as a class shall be entitled to elect the remaining directors. So long as any of the Cumulative Preferred Stock shall be outstanding all of the provisions of Paragraph 6 of
     Section 2 of Article IV hereof following the first sentence thereof shall continue in effect and apply to election held because of defaults in any payment of dividends on the Cumulative Preferred Stock, provided, however, in the event the 4.80% Cumulative Preferred Stock shall have been retired, in the application of such provisions there shall be substituted for the "4.80% Cumulative Preferred Stock" appearing therein the "Cumulative Preferred Stock."

          VI. Restrictions on Common Stock Dividends and Distributions. So long as any shares of any series of the Cumulative Preferred Stock shall remain outstanding, no dividend (other than a dividend payable in shares of Common Stock) shall be paid or declared, nor shall any distribution be made on Common Stock and no Common Stock shall be redeemed, purchased, retired or otherwise acquired either directly or indirectly, unless

               (a) all dividends on the Cumulative Preferred Stock of all series then outstanding for all past quarterly dividend periods and for the current quarterly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart; and

               (b) all sinking fund payments and all purchase fund payments or other obligations of the Corporation for the periodic retirement of shares of Cumulative Preferred Stock of all series then outstanding required to have been made or performed by the Corporation shall have been made or performed.



                    6.10% SERIES CUMULATIVE PREFERRED STOCK

     The designations, rights, preferences and conditions of the Cumulative Preferred Stock of the par value of $50 each, consisting of 100,000 shares, to the extent not set forth above, shall be as follows:

          (1) Designation of series: The series of Cumulative Preferred Stock hereby established shall be designated as "6.10% Series Cumulative Preferred Stock" and shall consist of 100,000 shares.

          (2) The rate of dividend: The rate of dividend payable on the shares of 6.10% Series Cumulative Preferred Stock shall be 6.10% of the par value thereof per annum.

          (3) The price at and the terms and conditions on which the shares may be redeemed: The 6.10% Series Cumulative Preferred Stock shall be subject to redemption at any time and from time to time in the manner provided in Paragraph IV above of Section 2 of Article IV hereof at the redemption price per share of $56.25 if redeemed on or before August 31, 1972, $52.50 if redeemed thereafter and on or before August 31, 1977, and $51.00 if redeemed thereafter. If less than all of the shares of 6.10% Series Cumulative Preferred Stock are to be redeemed, the shares to be redeemed shall be apportioned on a pro rata basis between the registered holders of 2.5% or more of the then outstanding shares of 6.10% Series Cumulative Preferred Stock as a group and the registered holders of less than 2.5% of the then outstanding shares of 6.10% Series Cumulative Preferred Stock as a group. The portion of such shares to be redeemed from within such group of registered holders of 2.5% or more shall be apportioned on a pro rata basis between or among such holders. The portion of such shares to be redeemed from within such group of registered holders of less than 2.5% shall be apportioned by lot or pro rata as shall from time to time be determined by resolution of the Board of Directors. In a pro rata apportionment of shares of 6.10% Series Cumulative Preferred Stock in a partial redemption, the Corporation need not issue any fractional shares.

          (4) The amount payable upon shares in event of involuntary liquidation: The 6.10% Series Cumulative Preferred Stock shall be entitled to receive the amount provided in Paragraph III(a) above of
     Section 2 of Article IV hereof in the event of involuntary liquidation.

          (5) The amount payable upon shares in event of voluntary liquidation: The 6.10% Series Cumulative Preferred Stock shall be entitled to receive the amount provided in Paragraph III(b) above of
     Section 2 of Article IV hereof in the event of voluntary liquidation.

          (6) Sinking fund provisions for the redemption or purchase of shares: There are no sinking funds provisions for the redemption or purchase of shares of 6.10% Series Cumulative Preferred Stock.

          (7) Pre-emptive rights: So long as any shares of 6.10% Series Cumulative Preferred Stock shall be outstanding, no holder of any shares of any series of the aforementioned Cumulative Preferred Stock shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock or securities of the Corporation convertible into stock, of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.



             CUMULATIVE PREFERENCE STOCK, PAR VALUE $100 PER SHARE

     The designations, rights, preferences and conditions of the Cumulative Preference Stock of the Corporation, except as otherwise provided by law or determined in accordance with the provisions hereinafter set forth shall be as follows:

          I. Issuance in Series. The Cumulative Preference Stock of the par value of $100 per share shall be issued in whole or in part as one or more series as hereinafter provided or as shall be determined from time to time by the Board of Directors.

          To the extent that variations in the relative rights and preferences as between series of the Cumulative Preference Stock are not established, fixed and determined herein, authority is hereby expressly vested in the Board of Directors to fix and determine the relative rights and preferences of the shares of any series of such Cumulative Preference Stock hereafter established, but all shares of Cumulative Preference Stock shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

             (1)  The rate of dividend;

             (2) The price at and the terms and conditions on which the shares may be redeemed;

             (3) The amount payable upon shares in event of involuntary liquidation;

             (4) The amount payable upon shares in event of voluntary liquidation;

             (5) Sinking fund provisions for the redemption or purchase of shares; and

             (6)  The terms and conditions on which shares may be
          converted, if the shares of any series are issued with the
     privilege of   conversion.

          All shares of Cumulative Preference Stock shall be of equal rank with each other, regardless of series, and shall be identical with each other in all respects except as provided pursuant to this Paragraph I; and the shares of Cumulative Preference Stock of anyone series shall be identical with each other in all respects, except as to the dates from and after which dividends thereon shall be cumulative. As used herein, the term "of equal rank" means neither enjoying nor being subject to any priority with respect either to payment of dividends or to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, and has no reference to the rate or amount of such dividends or distributions or to other terms of the shares.

          The Cumulative Preference Stock is subject to the prior rights and preferences of the 4.80% Cumulative Preferred Stock, the 4.30% Cumulative Preferred Stock, the Cumulative Preferred Stock and all other classes of preferred stock of equal rank therewith now or hereafter authorized (hereinafter referred to collectively as the "Cumulative Preferred Stock").

          The shares of Cumulative Preference Stock may be issued for such consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors; provided, however, that no additional shares of Preference Stock may be issued if, after giving effect to such issuance on a pro forma basis, the amount of the capitalization of the Corporation on a pro forma basis (as determined in accordance with generally accepted accounting practice) represented by Cumulative Preferred Stock and Cumulative Preference Stock, plus the premium, if any, on preferred and preference stock outstanding, would exceed 20% of the Total Capitalization of the Corporation.

          The term "Total Capitalization of the Corporation" shall mean, at any date as of which the amount thereof is to be determined, the aggregate of: (a) Shareholders' Equity of the Corporation, and (b) the aggregate principal amount of all debt of the Corporation maturing by its term more than one year after the date of creation thereof of the Corporation outstanding on such date.

          II. Dividend Rights. Subject to the prior rights and preferences of the Cumulative Preferred Stock, the holders of Cumulative Preference Stock of each series shall be entitled to receive, out of any funds legally available for the purpose, when and as declared by the Board of Directors, cumulative cash dividends thereon at such rate per annum as shall be fixed by resolution of the Board of Directors in the case of each such series, and no more. Dividends on the Cumulative Preference Stock of all series shall be payable quarterly on the first day of the months of January, April, July and October in each year. Dividends on Cumulative Preference Stock of each series shall be cumulative with respect to each share from such date, if any, as may be fixed by resolution of the Board of Directors prior to the issue thereof or, if no such date is established, from the first day of the dividend period in which such share shall originally have been issued. Accumulations of dividends shall not bear interest. Whenever there shall be paid on the Cumulative Preference Stock of any series the full amount or any part of the dividends payable thereon, there shall also be paid at the same time upon the shares of each other series of Cumulative Preference Stock and of shares of stock of equal rank thereto then outstanding the full amount or the same proportionate part, as the case may be, of the dividends payable thereon.

          III. Preference upon Liquidation, Dissolution, or Winding Up. In the event of any partial or complete liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, before any distribution shall be made to the holders of any shares of Common Stock, but subject to the prior rights and preferences of the Cumulative Preferred Stock, the Cumulative Preference Stock of each series shall be entitled, pari passu with all stock of equal rank, to receive for each share thereof, out of any legally available assets of the Corporation:

             (a) if such liquidation, dissolution or winding up shall be involuntary, a sum in cash equal to $100 per share; or

             (b) if such liquidation, dissolution or winding up shall be voluntary, a sum in cash equal to the redemption price that
     would   have been payable had the Corporation, instead, at its
     option  redeemed the same on the date when the first distribution
     is made   upon the shares of Cumulative Preference Stock in
     connection with     such voluntary liquidation, dissolution or
     winding up;

     plus, in each case, an amount equal to all unpaid cumulative dividends thereon, whether or not declared or earned, accrued to the date when payment of such preferential amounts shall be made available to the holders of the Cumulative Preference Stock; and the Cumulative Preference Stock shall be entitled to no further participation in such distribution.

          If, upon any such liquidation, dissolution or winding up of the affairs of the Corporation, the assets of the Corporation available for distribution as aforesaid among the holders of the Cumulative Preference Stock of all series and of all stock of equal rank shall be insufficient to permit the payment to them of the full preferential amounts aforesaid, then the entire assets of the Corporation so to be distributed shall be distributed ratably among the holders of the Cumulative Preference Stock of all series and of all stock of equal rank in proportion to the full preferential amounts to which they are respectively entitled.

          A consolidation or merger of the Corporation, or a sale or transfer of all or substantially all of its assets as an entirety shall not be regarded as a "liquidation, dissolution or winding up of the affairs of the Corporation" within the meaning of this Paragraph III.

          IV. Redemptions. (a) The Corporation may, unless otherwise prohibited by any provisions of these Articles of Incorporation, as amended, or any resolution adopted by the Board of Directors providing for the issue of any series of Cumulative Preference Stock of which there are shares then outstanding, at its option, expressed by resolution of its Board of Directors, at any time redeem the whole or any part of the Cumulative Preference Stock or of any series thereof at the time outstanding, by the payment in cash for each share of stock to be redeemed of the then applicable redemption price or prices as shall be fixed by resolution of the Board of Directors in the case of each such series, plus, in any such case, a sum of money equivalent to all accrued and unpaid cumulative dividends, whether or not declared or earned, thereon to the date fixed for redemption.

          Notice of any proposed redemption of shares of Cumulative Preference stock shall be given by the Corporation by mailing a copy of such notice at least 30 days prior to the date fixed for such redemption to the holders of record of the shares of Cumulative Preference Stock to be redeemed, at their respective addresses appearing on the books of the Corporation. Said notice shall specify the shares called for redemption, the redemption price and the place at which and the date on which the shares called for redemption will, upon presentation and surrender of the certificates of stock evidencing such shares, be redeemed and the redemption price therefor paid.

          If less than all of the shares of any series of Cumulative Preference Stock then outstanding are to be redeemed, the shares to be redeemed shall be selected by such method, either by lot or pro rata, as shall from time to time be determined by resolution of the Board of Directors, subject to any limitation contained in resolutions of the Board of Directors or in these Articles of Incorporation, as amended, providing for any series of Cumulative Preferred Stock or Cumulative Preference Stock.

          From and after the date fixed in any such notice as the date of redemption, unless default shall be made by the Corporation in providing moneys at the time and place specified for the payment of the redemption price pursuant to said notice, all dividends on the shares of Cumulative Preference Stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation except the right to receive the redemption price, but without interest shall cease and determine; provided, however, the Corporation may, in the event of any such redemption, and prior to the redemption date specified in the notice thereof, deposit in trust, for the account of the holders of the shares of Cumulative Preference Stock to be redeemed, with any bank or trust company having a capital, surplus and undivided profits aggregating at least $5,000,000, all funds necessary for such redemption, and thereupon all shares of the Cumulative Preference Stock with respect to which such deposit shall have been made shall forthwith upon the making of such deposit no longer be deemed to be outstanding and all rights of the holders thereof with respect to such shares of Cumulative Preference Stock shall thereupon cease and terminate, except the right of such holders to receive from the funds so deposited the amount payable upon the redemption thereof, but without interest, or, if any right of conversion conferred upon such shares shall not, by the terms thereof, previously have expired, to exercise the right of conversion thereof on or before the redemption date specified in such notice, unless such right of conversion by the terms thereof expires at an earlier time, and then only on or before such earlier time for the expiration of such right of conversion. Any funds so set aside or deposited which, because of the exercise of any right of conversion of shares called for redemption, shall not be required for such redemption, shall be released or repaid forthwith to the Corporation. Any funds so set aside or deposited, which shall be unclaimed at the end of six years from such redemption date, shall be released or repaid to the Corporation upon its request expressed in a resolution of its Board of Directors, and any depositary thereof shall thereby be relieved of all responsibility in respect thereof, after which release or repayment of the holders of shares so called for redemption shall look only to the Corporation for payment of the redemption price, but without interest. Any interest on funds so deposited which may be allowed by any bank or trust company with which such deposit was made shall belong to the Corporation.

          (b) If and so long as any quarterly dividend on any series of Cumulative Preferred Stock or Cumulative Preference Stock shall be in arrears, the Corporation shall not redeem, purchase or otherwise acquire, by way of sinking fund payment or otherwise, any Cumulative Preference Stock or any stock of equal rank unless all outstanding shares of Cumulative Preference Stock are simultaneously redeemed.

          (c) Whenever there shall be deposited or set aside the whole or any part of the funds required to be deposited or set aside by the Corporation as a sinking fund for any series of Cumulative Preference Stock there shall be also deposited or set aside at the same time the full amount or the same proportionate part, as the case may be, of the funds, if any, then due to be deposited or set aside as a sinking fund for each other series of Cumulative Preference Stock then outstanding.

           (d) All shares of the Cumulative Preference Stock which shall have been redeemed, converted, purchased or otherwise acquired but the Corporation shall be retired and cancelled and shall have the status of authorized by unissued shares of Cumulative Preference Stock.

     V. Voting Rights. The holders of shares of Cumulative Preference Stock shall have no right to vote for the election of directors or for any other purpose, except as provided or required by law.

     VI. Restrictions on Common Stock Dividends and Distributions. So long as any shares of any series of the Cumulative Preference Stock shall remain outstanding, no dividend (other than a dividend payable in shares of Common Stock) shall be paid or declared, nor shall any distribution be made on Common Stock and no Common Stock shall be redeemed, purchased, retired or otherwise acquired either directly or indirectly, unless:

          (a) All dividends on the Cumulative Preference Stock of all series then outstanding for all past quarterly dividend periods and for the current quarterly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart; and

          (b) All sinking fund payments and all purchase fund payments or other obligations of the Corporation for the periodic retirement of shares of Cumulative Preference Stock of all series then outstanding required to have been made or performed by the Corporation shall have been made or performed.

     VII. Pre-emptive Rights. No holder of shares of Cumulative Preference Stock shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock or securities of the Corporation convertible into stock, of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

     Section 3. Subject to the provisions of this Article IV and compliance with the laws of the State of Iowa, the Board of Directors of the Corporation shall have full power to issue, to sell at prices to be fixed by the Board of Directors of the Corporation, or to exchange for property or outstanding stock of the Corporation, any shares of any class of stock of the Corporation authorized to be issued, at such times as may be fixed by the Board of Directors of the Corporation; provided, however, no stock shall be issued or sold for a consideration less than the par value thereof.

     Section 4. Shares of stock of the Corporation shall be transferable only upon the books of the Corporation in person or by attorney, duly authorized in writing.

     Certificates for shares of capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors; provided, however, such certificates shall comply with all of the existing requirements of the laws of the State of Iowa with respect thereto. The Board of Directors shall be authorized to appoint registrars and/or transfer agents to act as agents of the Corporation in recording transfers and registering ownership of capital stock of the Corporation. In the event of the appointment of a registrar and/or transfer agent and the signature of a registrar or the signature or counter signature of a transfer agent on stock certificates issued by the Corporation the signatures of officers of the Corporation signing stock certificates may be a facsimile thereof in lieu of the actual signature of such officer or officers, and may be either engraved or printed on the stock certificates. The fact that at the time of the actual issue or delivery of a stock certificate, the officer whose signature either actual or facsimile, appears on such stock certificate shall prior thereto have ceased to be such officer, shall not invalidate the signature, nor such certificate.

     Section 5. Subject to the provisions of Article IV of these Articles the Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding forty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding forty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividends or to any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders only as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting, or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

     Section 6. At any meeting of the stockholders each holder of a share of capital stock entitled to vote upon the subject or subjects to be acted upon shall be entitled to one vote for each share of Preferred Stock and/or Common Stock registered in his name on the stock books of the Corporation ten
(10) days prior to the date of meeting, subject, however, to the right of the Board of Directors to fix a record date for determination of stockholders entitled to vote as provided in Section 5 of this Article IV. If so provided in the Bylaws of the Corporation such voting may be by proxy subject to such restrictions as may be provided in the Bylaws.

     Section 7. All of the issued and outstanding shares of Common Stock of the Corporation, except for those shares held by IES Industries Inc., shall be cancelled; and the shares of Common Stock of the Corporation held by IES Industries Inc. shall be split into and become an equal number of shares of Common Stock of the Corporation that was outstanding at the close of business on May 19, 1986; all without affecting the authorized Capital Stock of the Corporation as described in this Article.


                                   ARTICLE V

     Subject to the provisions of Article IV of these Articles of Incorporation, any provisions of these Articles of Incorporation may be amended, altered or repealed at an annual or special meeting of the stockholders of the Corporation upon the affirmative vote of the holders of a majority of the Common Stock of the Corporation at the time issued and outstanding.

     The notice of any meeting whereat it is proposed to amend, alter or repeal any article or articles or provision or provisions of these Articles of Incorporation shall set forth in full the article or articles or provision or provisions so to be amended, altered or repealed, and the changes proposed to be made in the same.


                                   ARTICLE VI

     The property and business of the corporation shall be under the general management and control of the Board of Directors consisting of the number of persons fixed by the Bylaws of the Corporation. In addition to the powers and authority expressly conferred upon the said Board of Directors by these Articles of Incorporation and by the laws of the State, such Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by these Articles of Incorporation directed or required to be exercised or done by the stockholders.

     The Board of Directors shall elect a President, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers as such Board of Directors may deem advisable or as may be provided for by the Bylaws of the Corporation. Any two offices may be filled by one and the same person, subject, however, to any specific restrictions which may be provided for in the Bylaws.


                                  ARTICLE VII

     Section 1. Meetings of Stockholders. The annual meeting of stockholders shall be held at the principal place of business of the Corporation in the State of Iowa, but other meetings of the stockholders may be held at such place or places as shall be fixed by the directors and stated in the notice of the meeting. The annual meeting of stockholders for the election of directors and the transaction of such other business shall be held, in each year, on such date and at such time as may be specified in the Bylaws of the Corporation.

     Section 2. Election of Directors. The number of directors to serve during the year next ensuing and until their successors shall be elected and qualified shall be fixed by the Bylaws of the Corporation, but the number so fixed shall not be less than five (5). At the regular annual meeting the stockholders shall elect the directors, in the number so fixed (who need not be stockholders), to serve for the year next ensuing and until their successors are elected and qualified. Not less than two-thirds (2/3) of the directors so elected shall be residents of the State of Iowa, provided, however, directors elected by a vote of the holders of cumulative preferred stock need not be residents of said state.

     Section 3. Bylaws. The Bylaws of the Corporation shall be adopted by the Board of Directors of the Corporation. The power to alter, amend, or repeal the Bylaws, or to adopt new Bylaws, shall be vested in the Board of Directors. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with the laws of the State of Iowa, or these articles of incorporation.

     Section 4. Executive Committee. If the Bylaws so provide, the Board of Directors, by resolution adopted by a majority of the number of directors, may designate two or more directors to constitute an Executive Committee, which Committee, to the extent provided in such resolution or the Bylaws, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation; but the designation of such Executive Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.


                                  ARTICLE VIII

     The private property of the stockholders of the Corporation shall be exempt from the debts of the Corporation.


                                   ARTICLE IX

     The Corporation shall commence business upon the date its certificate of incorporation is issued to it by the Secretary of the State of Iowa, and shall continue in perpetuity.


                                   ARTICLE X

     The Corporation may be liquidated or dissolved or, subject to the provisions of Article IV of these Articles of Incorporation, all of the property of the Corporation may be sold, by the affirmative vote in favor thereof of a majority of the Common Stock of the Corporation at the time issued and outstanding.


                                   ARTICLE XI

     Section 11.1. LIABILITY. A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for any transaction from which the director derived an improper personal benefit, or
(iv) under Section 496A.44 of the Iowa Business Corporation Act. If, after approval by the stockholders of this Section, the Iowa Business Corporation Act is amended to permit the further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Iowa Business Corporation Act, as so amended. Any repeal of this section by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of repeal or modification.

     Section 11.2. INDEMNIFICATION - The Corporation shall indemnify its directors, officers, employees and agents to the full extent permitted by the Iowa Business Corporation Act, as amended from time to time. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this section.

     Dated this 6th day of January, 1994.


                                        /s/  Larry D. Root
                                        President and
                                        Chief Operating Officer


                                        /s/  Robert J. Kucharski
                                        Vice President - Accounting,
                                        Treasurer and Secretary